Exhibit 99.1
CONCHO RESOURCES INC. TO ACQUIRE OIL & GAS PROPERTIES
IN THE PERMIAN BASIN FOR $565 MILLION
MIDLAND, Texas, June 5, 2008 (Business Wire) — Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today announced that it has entered into a definitive agreement to acquire all the outstanding general partner, limited partner and membership interests of Henry Petroleum and certain affiliated entities (collectively “Henry”), for $565 million in cash, subject to customary closing conditions. Henry is a private Midland, Texas based oil and gas exploration and production company with operations located in the Permian Basin of West Texas and Southeast New Mexico, including an industry leading position in the Spraberry/Wolfcamp oil play in West Texas (the “Wolfberry Play”) where Henry has drilled over 500 wells since 2002.
Acquisition Highlights:
•	163 Bcfe of proved reserves[1] (70% oil, 62% proved developed); 100% Permian Basin

•	Current production of approximately 33 Mmcfe/d

•	283 Bcfe of identified unproved reserves

•	Reserve to production ratio of 13.5 years

•	8 rigs currently drilling in the Wolfberry Play; executing a 9 year plan

•	1,651 identified drilling locations (312 of which are proved undeveloped) including 1,420 in the Wolfberry Play

•	Significant additional consolidation opportunities

•	Henry Petroleum’s experienced technical and operational staff to be retained by Concho

•	In conjunction with this transaction, Concho plans to enter into derivative contracts for a significant portion of the current unhedged proved developed producing reserves estimated to be produced in the last five months of 2008 and in each of 2009, 2010, 2011 and 2012
     1As of June 1, 2008
“Henry’s properties are a perfect complement to our existing Southeast New Mexico core asset. This acquisition establishes a second proven growth engine within the Permian Basin for Concho by increasing our portfolio of identified opportunities by 60%. The transaction provides an additional consolidation opportunity in a second resource play and will add a multi-year drilling inventory with significant upside potential. The combined property portfolio should continue to deliver compelling cash margins when compared to others in our industry,” commented Timothy A. Leach, Concho’s Chairman and CEO.
Based on preliminary calculations, the Company expects to allocate the purchase price, including the current estimate of deferred future federal income taxes as follows: $440 million to proved oil and gas reserves, $197 million to unproved oil and gas properties and $70 million to other assets. In connection with this acquisition, the Company has agreed to offer to purchase certain additional non-operated rights and interests in Henry’s properties from certain persons affiliated with Henry for aggregate cash consideration of approximately $44 million.

Concho has received commitments for a new amended and restated senior credit facility jointly arranged by J.P. Morgan Securities Inc. and Banc of America Securities LLC to finance the acquisition. Concho also plans to use the proceeds from a $250 million private placement of 8.3 million shares of Concho common stock for which Banc of America Securities LLC acted as exclusive placement agent that is expected to close in connection with the closing of the acquisition. KeyBanc Capital Markets Inc. provided certain advisory services to the Company in connection with the transaction and Vinson & Elkins LLP represented the Company in connection with the transaction and the related financing.
Timing
Concho’s Board of Directors has approved the transaction. The acquisition is expected to close on or before July 31, 2008 and is subject to due diligence and other customary closing conditions.
Financial and Operational Guidance

	Concho	Concho	Impact of Henry
	Standalone	2008 Guidance	Acquisition on
	2008 Guidance	Including Henry[2]	2009 Results
Production:
Natural Gas Equivalent (Bcfe)	37.0 - 39.0	42.0 - 43.5	12.0 - 13.4
Oil (MMbbl)	3.8 - 4.0	4.4 - 4.6	1.4 - 1.6
Natural Gas (Bcfe)	14.2 - 15.0	15.5 - 16.1	3.6 - 3.8

Price Differentials to NYMEX:
(excluding the effect of hedging)
Oil (per Bbl)	(8% - 9%)	(6% - 8%)	(5% - 7%)
Natural Gas (per Mcf)	10% - 15%	10% - 15%	10% - 15%

Operating cost and expenses:
Production expense (per Mcfe)	$1.00 - $1.05	$1.00 - $1.05
Production tax (percent of oil & gas revenue)	9.0%	9.0%
Depreciation, depletion and amortization (per Mcfe)	$2.55 - $2.65	$2.55 - $2.65
General and administrative (per Mcfe)	$0.60 - $0.65	$0.60 - $0.65

Capital Expenditures (in millions)	$318	$355	$95
     2Assuming a July 31, 2008 closing date

Conference Call Information
The Company will host a conference call to discuss the transaction with analysts, investors and other interested parties on Friday, June 6, 2008 at 9:00 a.m. Central Time. Participants may listen to the conference call via the Company’s website at http://www.conchoresources.com or by dialing (800) 573-4842 (passcode: 31705084). A replay of the conference call will be available on the Company’s website or by dialing (888) 286-8010 (passcode: 97796044).
Forward-Looking Statements and Cautionary Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including as to the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, prices and demand for oil and natural gas, availability of drilling equipment and personnel, our ability to successfully integrate Henry Petroleum’s employees and properties into our operations, availability of sufficient capital to execute our business plan, our ability to replace reserves and efficiently develop and exploit our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
In its filings with the Securities and Exchange Commission, Concho is permitted to disclose only proved reserves that it has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Concho uses certain terms in this press release, such as “unproved” in relation to reserves that the SEC’s guidelines strictly prohibit it from including in filings with the SEC. These estimates are subject to substantially greater risk of the Company not actually realizing them. Investors are urged to closely consider Concho’s disclosure of its proved reserves, along with certain risks and uncertainties inherent in its business, set forth in its filings with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Concho Resources Inc.
Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and exploration of oil and natural gas properties. The Company’s conventional operations are primarily focused in the Permian Basin of Southeast New Mexico and West Texas. In addition, the Company is involved in a number of unconventional emerging resource plays.
Contact:
Concho Resources Inc.
Jack Harper (432) 683-7443
Vice President — Capital Markets and Business Development